SECURITIES AND EXCHANGE COMMISSION

                           Washington D.C. 20549



                                 FORM 8-K
                              CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  March 31,  1998



                          FRENCH FRAGRANCES, INC.
          (Exact name of registrant as specified in its charter)


         Florida                    1-6370            59-0914138
(State or other jurisdiction     (Commission         (IRS Employer
    of incorporation)            File Number)      Identification No.)

       14100 N.W. 60th Avenue
       Miami Lakes, Florida                                   33014
(Address of principal executive offices)                    (Zip Code)

    Registrant's telephone number, including area code:  (305) 818-8000






       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

          On March 31, 1998, French Fragrances, Inc. (the "Company"), consummated the acquisition (the "JPF Acquisition") of certain assets of J.P. Fragrances, Inc. ("JPF"), a distributor of prestige fragrance products, including inventory, returns, contract rights, accounts receivable, books and records, fixed assets (including furniture and warehouse materials and equipment), claims, intangible rights (including non-compete agreements) and goodwill (collectively, the "Acquired Assets"). The Company also assumed approximately $10.5 million of certain trade and other payables of JPF. In addition to the assumption of the payables, the purchase price for the Acquired Assets, which is subject to adjustment based on the agreed to March 31, 1998 balance sheet of JPF and the invoice support relating to a certain account receivable, consisted of approximately $36.4 million in cash and a subordinated debenture of $3 million (the "Debenture"). The purchase price for the acquisition was based on negotiations between the Company, JPF and Joseph A. Pappalardo and Gloria Pappalardo, the shareholders of JPF. The Company's determination of the purchase price, which is subject to adjustment as described above, was based on a value of $33.4 million for the inventory, $8.0 million for the accounts receivable, $0.3 million for the fixed assets, $5.3 million for the contract rights, and $2.9 million for the intangible rights and goodwill. The cash portion of the purchase price was financed from available cash from operations and the Company's revolving credit facility with Fleet National Bank. The Debenture is non-interest bearing, with the principal amount being payable in three equal annual installments if, and only if, certain conditions relating to the fragrance business of JPF (the "JPF Business") are achieved by the Company, including achieving certain gross profit thresholds from the JPF Business. The Company did not assume any facility leases and intends to use the physical property acquired from JPF (consisting primarily of office and warehouse furniture and equipment) for its fragrance operations in Miami Lakes, Florida in the same manner as JPF used such property.

          Included as Exhibits 2.1 and 2.2 is the Asset Purchase Agreement between the Company, JPF, Joseph A. Pappalardo and Gloria Pappalardo, as amended, and as such, the foregoing description is qualified in its entirety by reference to and incorporation of the terms and provisions thereof.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of JPF

INDEPENDENT AUDITORS' REPORT

To the Stockholders
J.P. Fragrances, Inc.

We have audited the accompanying balance sheet of J.P. Fragrances, Inc., as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of J.P. Fragrances, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of J.P. Fragrances, Inc. as of December 31, 1997, the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As disclosed in Note H to the accompanying financial statements, J.P. Fragrances, Inc. has agreed to sell substantially all of its assets.



RICHARD A. EISNER & COMPANY, LLP

New York, New York
March 11, 1998

J.P. FRAGRANCES, INC.

Balance Sheet

December 31, 1997
 ASSETS
 Current assets:
   Accounts receivable, net of allowance for doubtful
     accounts of $85,000                                  $ 8,758,345
   Inventories                                             37,520,437
   Due from stockholder                                       125,726
   Other current assets                                       243,440
                                                          -----------
     Total current assets                                  46,647,948

 Property and equipment, net                                  510,074

 Deferred loan costs, net of accumulated amortization         100,361
 Security deposits                                             68,890
                                                          -----------
                                                          $47,327,273
                                                          ===========
 LIABILITIES
 Current liabilities
   Bank overdraft                                         $   483,894
   Accounts payable                                        18,944,423
   Accrued expenses                                           844,266
                                                          -----------
     Total current liabilities                             20,272,583
                                                          -----------
 Long-term debt                                            18,719,768
                                                          -----------
     Total liabilities                                     38,992,351
                                                          -----------
 Commitments

 STOCKHOLDERS' EQUITY
 Common stock, no par value, 200 shares authorized;
   issued and outstanding                                      20,000
 Additional paid-in capital                                   109,546
 Retained earnings                                          8,205,376
                                                          -----------
     Total stockholders' equity                             8,334,922
                                                          -----------
                                                          $47,327,273
                                                          ===========



See notes to financial statements
/TABLE

J.P. FRAGRANCES, INC.

Statement of Income and Retained Earnings

Year Ended December 31, 1997
 Net sales                                                $89,135,023
 Cost of goods sold                                        76,500,945
                                                          -----------
 Gross profit                                              12,634,078
                                                          -----------
 Expenses:
   Selling, general and administrative                      8,588,620
   Interest expense                                         1,796,906
                                                          -----------
     Total expenses                                        10,385,526
                                                          -----------
 Income before provision for state income taxes             2,248,552
 Provision for state income taxes                              23,000
                                                          -----------
 Net income                                                 2,225,552
 Retained earnings, beginning of year                       6,379,824
                                                          -----------
                                                            8,605,376
 Dividends paid                                               400,000
                                                          -----------
 Retained earnings, end of year                           $ 8,205,376
                                                          ===========



See notes to financial statements

J.P. FRAGRANCES, INC.

Statement of Cash Flows

Year Ended December 31, 1997
 Cash flows from operating activities:
   Net income                                            $  2,225,552
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation                                             159,911
     Changes in:
      Amortization of deferred loan costs                      69,831
      Provision for bad debts                                  77,037
      Accounts receivable                                   2,926,666
      Inventories                                          10,186,839
      Other current assets                                     (4,781)
      Security deposits                                         1,670
      Accounts payable                                     (9,059,222)
      Accrued expenses                                       (291,931)
                                                         ------------
        Net cash provided by operating activities           6,291,572
                                                         ------------
 Cash flows from investing activities:
   Capital expenditures                                      (168,005)
   Decrease in due from stockholder                            (2,981)
                                                         ------------
        Net cash used in investing activities                (170,986)
                                                         ------------
 Cash flows from financing activities:
   Cash overdraft                                            (187,136)
   Dividends paid                                            (400,000)
   Decrease in notes payable to stockholders                 (250,000)
   Principal advances on note payable                      87,697,975
   Principal payments on note payable                     (92,988,880)
   Loan cost expenditures                                     (64,009)
                                                         ------------
        Net cash used in financing activities              (6,192,050)
                                                         ------------
 Net decrease in cash                                         (71,464)
 Cash - beginning of year                                      71,464
                                                         ------------
 Cash - end of year                                      $          0
                                                         ============

 Supplemental disclosure of cash flow information:
 Cash paid for:
   Interest                                              $  1,680,317
   Income taxes                                          $     12,074



See notes to financial statements
/TABLE

J.P. FRAGRANCES, INC.

Notes to Financial Statements
December 31, 1997


Note A - Organization and Summary of Significant Accounting Policies

[1]  Organization:

     J.P. Fragrances, Inc. ("JPF") was incorporated in 1977 for the purpose of selling name brand cosmetics. JPF sells to drug stores and retailers located throughout the United States.

[2]  Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3]  Inventories:

     Inventories representing principally finished goods are stated at the lower of cost (first-in, first-out) or market.

[4]  Property and equipment:

     Depreciation and amortization are provided on the straight-line and accelerated methods over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the useful life or the remainder of the lease term. Additions and improvements are capitalized and the costs of maintenance and repairs are expensed as incurred.

[5]  Deferred loan costs:

     Deferred loan costs represent costs associated with the line of credit with the bank. These costs are being amortized over thirty-six months (the term of the loan agreement).

[6]  Income taxes:

     The stockholders of JPF have elected to have JPF treated as an S corporation for federal and New York state income tax purposes. Accordingly, JPF's income is includible in the taxable income of the stockholders. No provision for federal income taxes has been made in the accompanying financial statements and state taxes are provided based on the statutory rates.

[7]  Advertising and promotion:

     JPF grants advertising and promotional allowances to its customers. Included in selling, general and administrative expenses were $759,025 in advertising and promotional allowances in 1997.

J.P. FRAGRANCES, INC.

Notes to Financial Statements
December 31, 1997


Note B - Major Customers

Sales activity with three major customers amounted to approximately 15%, 14% and 11%, respectively, of net sales for the year.

Note C - Property and Equipment

Property and equipment at cost consists of the following:

                                             1997      Estimated Life-Years
                                         ----------    --------------------
          Furniture and fixtures         $  261,256              7
          Transportation equipment           40,088            3 - 5
          Machinery and equipment           497,393              5
          Leasehold improvements            317,977            4 - 7
                                         ----------
                                          1,116,714
          Less accumulated depreciation     606,640
                                         ----------
                                         $  510,074
                                         ==========

Note D - Notes Payable

Notes payable consists of the following:

    Bank line of credit of $25,000,000 having an
    interest rate option of either the institution's
    prime rate plus 0.5% or the Eurodollar rate plus
    3.25% on all or any portion of the outstanding
    advances.  The note is collateralized by accounts
    receivable and inventories.  The line of credit
    agreement matures on February 1, 1999.  An officer/
    stockholder has guaranteed up to $7,500,000 of the
    indebtedness under the line of credit.  The loan
    agreement contains certain financial covenants
    regarding tangible net worth, funded debt, dividends
    and capital expenditures among others.                    $17,684,768

    Notes bearing interest at 10% per annum payable to
    JPF's stockholders.  These notes have been
    subordinated to the note payable described above.
    The stockholders have agreed that they will not
    request payment while this subordination is in effect,
    or until at least January 4, 1999.  Interest paid on
    the stockholders' loans amounted to $123,565.               1,035,000
                                                              -----------
                                                              $18,719,768
                                                              ===========

J.P. FRAGRANCES, INC.

Notes to Financial Statements
December 31, 1997


Note E - Accounts Payable

During 1997, JPF had two suppliers from whom it purchased 70% and 27%, respectively, of its merchandise. As of December 31, 1997, approximately $12,772,000 and $5,972,000, respectively, was payable to these two suppliers. During the year, JPF entered into a distribution agreement with its major supplier to be the sole distributor of certain products produced by the supplier to specific accounts located in certain geographic areas. The agreement extends to December 31, 1999.

Note F - Retirement Plans

During 1996, JPF maintained a qualified simplified employee pension (SEP) plan under Section 408(k) of the Internal Revenue Code which was discontinued in 1997. Annual contributions of JPF under an SEP were discretionary and were excluded from the participant's gross income to the extent of 15% of the participant's compensation, subject to limits. JPF made no contributions to the plan in 1997.

During 1997, JPF adopted a defined contribution plan under Section 401(k) of the Internal Revenue Code, which provides for retirement benefits to its employees. The plan covers all employees who are eligible and are 21 years of age or older. Contributions are made through salary deductions from participants who can contribute from 1% to 14% of their annual compensation and receive a 50% matching employer contribution on up to 8% ($1,500 maximum) of the employees elected deferral. JPF's defined contribution expense for 1997 was $27,000.

Note G - Commitments

JPF is obligated under several operating leases which expire on various dates through 2001. The lease agreement for office space contains an option to extend the lease for two years to December 31, 2001. Future minimum lease payments for each of the years from December 31, 1997 are as follows:

                                          Facility
                   Year       Amount        Rent        Equipment
                   ----      --------     --------      ---------
                   1998      $448,000     $402,000       $46,000
                   1999       323,000      290,000        33,000
                   2000        11,000                     11,000
                   2001         7,000                      7,000
                             --------     --------       -------
                             $789,000     $692,000       $97,000
                             ========     ========       =======

J.P. FRAGRANCES, INC.

Notes to Financial Statements
December 31, 1997


Note G - Commitments (Continued)

Rent expense for office and warehouse facilities for the year ended December 31, 1997 was $762,942. Rent expense for equipment for the year ended December 31, 1997 was $83,086.

Note H - Subsequent Events

Sale of assets of JPF

On February 25, 1998, JPF and the shareholders of JPF agreed to sell substantially all of the assets of JPF to French Fragrances, Inc. Under the terms of the agreement, the buyer will assume certain of JPF's trade payables and other liabilities and will pay the indebtedness owed by JPF to a bank and a shareholder. In connection with the sale, JPF has agreed to provide employee severance benefits amounting to $1,100,000.

(b)   Pro Forma Financial Information

                       PRO FORMA FINANCIAL DATA

      On March 31, 1998, the Company completed the JPF Acquisition, which will be accounted for using the purchase method of accounting. The following Unaudited Pro Forma Condensed Consolidated Statement of Income and Other Operating Data for the year ended January 31, 1998 is pro forma for, and the Unaudited Pro Forma Consolidated Balance Sheet as of
January 31, 1998 is adjusted to give effect to, the JPF Acquisition, including the payment of the purchase price and the related issuance of additional indebtedness by the Company, as if such acquisition had occurred as of February 1, 1997, with respect to the Unaudited Pro Forma Condensed Consolidated Statement of Income and Other Operating Data, and as of January 31, 1998, with respect to the Unaudited Pro Forma Consolidated Balance Sheet.

      The unaudited pro forma adjustments are based upon available information and certain assumptions which management of the Company believes are factually supportable. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what the Company's consolidated results of operations or consolidated financial position would have been had the JPF Acquisition actually occurred at the beginning of the relevant period. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to project the Company's consolidated results of operations or consolidated financial position for the current year or any future date or period. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the notes thereto and the historical Consolidated Financial Statements of the Company (including the notes thereto) and the other historical financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                (In thousands)

                                        Historial    Historial
                                         Company       JPF
                                       -----------  ------------
                                          As of        As of
                                       January 31,  December 31,
                                           1998         1997       Adjustments (1)  Pro Forma
                                       -----------  ------------   ---------------  ---------
ASSETS
Current assets
  Cash and cash equivalents             $  7,667          --        $(7,667) (d)           --
  Accounts receivable, net                53,412     $ 8,758            (68) (b)     $ 62,102
  Inventories                             90,426      37,520             --           127,946
  Advances on inventory purchases          6,978          --             --             6,978
  Prepaid expenses and other
   current assets                          3,937         370           (126) (d)        4,181
                                        --------     -------        -------          --------
     Total current assets               $162,420     $46,648        $(7,861)         $201,207

  Property and equipment, net             19,502         510           (238) (a)       19,774
  Exclusive brand licenses, net           42,776          --             --            42,776
  Deferred financing costs                 3,757         100           (100) (a)        3,757
  Purchased contracts rights and
   intangibles                                --          --          8,150  (c)        8,150
  Other assets                             4,198          69             --             4,267
                                        --------     -------        -------          --------
     Total assets                       $232,653     $47,327        $   (49)         $279,931
                                        ========     =======        =======          ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt                             --     $   484        $24,074  (d)(e)  $ 24,558
  Accounts payable - trade              $ 24,394      18,944            (68) (b)       43,270
  Other payables and accrued expenses     12,455         844             --            13,299
  Current portion of capital lease,
   mortgage and term note                  3,100          --             --             3,100
  Due to affiliates, net                     294          --             --               294
                                        --------     -------        -------          --------
    Total current liabilities             40,243      20,272         24,006            84,521

Long-term obligations
  Senior notes and long-term debt        115,000      18,720        (18,720) (d)(e)   115,000
  Subordinated debentures                  6,980          --             --             6,980
  Convertible subordinated debentures      4,960          --             --             4,960
  Mortgage note                            5,682          --             --             5,682
  Capital lease                            1,010          --             --             1,010
  Term notes                                 152          --          3,000  (d)        3,152
                                        --------     -------        -------          --------
    Total liabilities                    174,027      38,992          8,286           221,305

Shareholders' equity
  Convertible, redeemable preferred
   stock                                       8          --             --                 8
  Common stock                               136          20            (20) (f)          136
  Additional paid-in capital              30,787         110           (110) (f)       30,787

 Retained earnings                        27,695       8,205         (8,205) (f)       27,695
                                        --------     -------        -------          --------
    Total shareholders' equity            58,626       8,335         (8,335)           58,626
                                        --------     -------        -------          --------
Total Liabilities and
  Shareholders' Equity                  $232,653     $47,327        $   (49)         $279,931
                                        ========     =======        =======          ========

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JANUARY 31, 1998
(In Thousands)

(1) Adjustments to reflect the JPF Acquisition

    (a)  Represents the assets of JPF not acquired.
    (b) Represents the elimination of accounts receivable and accounts payable between the Company and JPF.
    (c)  Consideration given                $16,147
         Net assets acquired                 (7,997)
                                            -------
         Value of intangibles purchased     $ 8,150
                                            =======
         Intangibles consists of contract rights of $5,275 (amortized over 5 years), non-compete agreements of $1,875 (amortized over 5 years) and goodwill of $1,000 (amortized over 15 years).
    (d) Represents the financing of the purchase price of the JPF Acquisition through the use of cash and debt. The Company used available cash from operations, indebtedness from its credit facility and issued a debenture of $3,000 for, among other things, the repayment of the outstanding debt of JPF other than the trade and accounts payables. The outstanding debt of JPF included amounts outstanding under JPF's bank line and amounts outstanding under shareholder loans of $1,035, net of shareholder advances of $126.
    (e) Represents the reclassification of JPF's bank line of $17,685 to short-term debt to conform to the Company's presentation.
    (f) Represents the elimination of the common stock, additional paid-in capital and retained earnings of JPF.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         AND OTHER OPERATING DATA
                   (In thousands, except per share data)

                                        Historial    Historial
                                         Company      JPF
                                       -----------  -----------
                                          Fiscal Years Ended
                                       January 31,  December 31
                                          1998         1997       Adjustments(1)      Pro Forma
                                       -----------  -----------   --------------      ---------
Net sales                               $215,487     $89,135       $  (304) (a)        $304,318
Cost of sales                            146,509      76,501          (877) (a)(b)      222,133
                                        --------     -------       -------             --------
Gross profit                              68,978      12,634           573               82,185
Operating expenses                        37,521       8,588        (2,072) (c)          44,037
                                        --------     -------       -------             --------
Income from operations                    31,457       4,046         2,645               38,148
Interest income                              423          --            --                  423
Interest expense                         (12,815)     (1,797)         (710) (d)         (15,322)
Other income                                 563          --            --                  563
Earnings of unconsolidated
 affiliate                                   135          --            --                  135
                                        --------     -------       -------             --------
Income before income taxes                19,763       2,249         1,935               23,947
Income taxes                               7,422          23         1,547  (e)           8,992
                                        --------     -------       -------             --------
Net income                              $ 12,341     $ 2,226       $   388             $ 14,955
                                        ========     =======       =======             ========
Basic earnings per share                    0.92                                           1.12
Diluted earnings per share                  0.76                                           0.92

Basic Shares                              13,394                                         13,394
Diluted Shares                            16,492                                         16,492

Other Data:
EBITDA (2)                                36,195                                         44,543
Depreciation and Amortization              4,738                                          6,395
Capital expenditures                       6,961                                          7,129
Cash interest expense (3)                 12,529                                         14,946
Ratio of EBITDA to cash interest
 expense                                    2.89                                           2.98
Ratio of net debt to EBITDA (4)             3.57                                           3.69


See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income and Other Operating Data

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND OTHER OPERATING DATA
FOR THE FISCAL YEAR ENDED JANUARY 31, 1998
(In Thousands)

(1) Adjustments to reflect the JPF Acquisition

    (a)  Represents the elimination of JPF sales to the Company during the period.
    (b) Represents the reclassification of warehouse salary expenses of $573 from cost of sales in JPF's statement of income to operating expenses to conform to the Company's presentation.
    (c)  Operating expense adjustments include:
          Addition of warehouse salary expenses from cost of
          sales in JPF's statement of income to conform to the Company's
          presentation                                             $   573
          Additional amortization relating to contract rights,
          non-compete & goodwill                                     1,497
          Reduction in operating expenses based on asset purchase
          agreement                                                 (4,417)
          Transition services fee paid to JPF to ensure servicing
          of customer accounts                                         275
                                                                   -------
                                                                   $(2,072)
    (d) Interest expense includes $482 incurred on additional indebtedness of $5,354 and imputed interest of $228 on the $3,000 non-interest bearing debenture at the current interest rate of the Company's credit facility of 9.0%.
    (e) JPF operated as an S corporation, which allowed it to pass taxable income through to its shareholders and record a relatively small amount of income tax expense. Since the combined entity will be operated as a C corporation, an adjustment is necessary in the pro forma presentation to increase the taxes to the rate that would have been incurred in the C corporation status which currently is 37.6% after giving effect to the operating expense adjustments included above.
(2) EBITDA is defined as operating income, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties in the fragrance industry as a measure of a fragrance company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies in the fragrance industry and of the Company's debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures used in the fragrance industry.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND OTHER OPERATING DATA - Continued
(3) Cash interest expense is defined as total interest expense less non-cash amortization of deferred financing fees.
(4)  Net debt is defined as total debt less cash and cash equivalents.

                               EXHIBITS

2.1* Asset Purchase Agreement dated as of February 25, 1998, among the Company, JPF, Joseph A. Pappalardo and Gloria Pappalardo.

2.2* Amendment to Asset Purchase Agreement dated as of March 30, 1998, among the Company, JPF, Joseph A. Pappalardo and Gloria
      Pappalardo.

23.1  Consent of Richard A. Eisner & Company LLP.

* The exhibits (consisting primarily of conveyance documents and instruments representing the consideration paid by the Company) and disclosure schedules to this Agreement setting forth information relating to the representations, warranties and covenants have been omitted. The registrant agrees to furnish supplementally copies of these documents to the Commission upon request.

      The foregoing list omits instruments defining the rights of holders of long term debt of the Company where the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Company. The registrant agrees to furnish a copy of such instrument or agreement to the Commission upon request.


                             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          FRENCH FRAGRANCES, INC.





Date: April 14, 1998      /s/William J. Mueller
                          ---------------------
                          Vice President - Operations and
                          Chief Financial Officer